UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 29, 2021

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 367-1983

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2021, TETRA Technologies, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Spartan Energy Holdco, LLC (“Acquirer”), and, solely for the limited purposes set forth therein, Spartan Energy Partners LP (“Spartan”), and consummated the transactions under the Purchase Agreement. Pursuant to the Purchase Agreement, effective on January 29, 2021, the Company sold the following to Acquirer:

(i) 10,952,478 common units (“Common Units”) representing limited partner interests of CSI Compressco LP (the “Partnership”), which represent approximately 23.1 percent of the outstanding limited partner interests of the Partnership; and

(ii) all of the outstanding membership interests (the “GP Equity”) in CSI Compressco GP LLC, the general partner of the Partnership (the “General Partner”).

The General Partner holds all of the incentive distribution rights of the Partnership and a 1.4 percent general partner interest in the Partnership. Collectively, the sale of the limited partner interests in the Partnership and the GP Equity pursuant to the Purchase Agreement is referred to herein as the “GP Sale.”

The consideration for the GP Sale was $14.0 million, which consisted of $13.4 million in cash paid at the closing and $0.5 million to be paid on the six-month anniversary of the closing. The Company is also entitled to earn additional consideration of $3.1 million in the form of cash and/or Common Units if the Partnership achieves certain financial targets on or prior to December 31, 2022, as set forth in the Purchase Agreement. If earned, the additional consideration is payable on or before the 26-month anniversary of the closing. Spartan provided an unconditional guarantee of the performance of all of Acquirer’s payment obligations under the Purchase Agreement, including with respect to the additional consideration.

The Purchase Agreement includes customary representations, warranties, covenants and indemnities. The closing of the GP Sale has been consummated and is not conditioned upon the occurrence of any other event.

In connection with the execution of the Purchase Agreement, on January 29, 2021, the Company entered into a Transition Services Agreement with the Partnership, pursuant to which the Company will provide certain accounting, information technology and back office support services to the Partnership for a period of up to one year following closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 to this Current Report with respect to the GP Sale is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 29, 2021, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the GP Sale.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed to be “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information of the Company will be filed by amendment to this Current Report on Form 8-K within the time period required by Form 8-K.

(d) Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated January 29, 2021, by and between TETRA Technologies, Inc., Spartan Energy Holdco, LLC, and, solely for the limited purposes set forth therein, Spartan Energy Partners, LP.

99.1	Press Release, dated January 29, 2021.

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

Date: January 29, 2021	By:	/s/ Brady M. Murphy
Brady M. Murphy
President and Chief Executive Officer

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